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                                 NINTH AMENDMENT
                             TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT
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      Ninth  Amendment  dated as of  September  30, 1998 to Amended and Restated
Revolving  Credit  Agreement  (the  "Ninth   Amendment"),   by  and  among  AVID
TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), BANKBOSTON, N.A. (FORMERLY KNOWN AS THE FIRST NATIONAL BANK OF BOSTON) and the other lending institutions listed on SCHEDULE 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and BANKBOSTON, N.A., as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Amended and Restated Revolving Credit Agreement dated as of June 30, 1995 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

      WHEREAS, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Ninth Amendment;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      SS.1. AMENDMENT TO SS.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended as follows:

      (a) the definition of "Consolidated Operating Cash Flow" is hereby amended by inserting immediately after the words "PLUS (ii) depreciation and amortization for such period" the words "PLUS (iii) any pre-tax non cash writedowns taken in the fiscal quarter ended September 30, 1998 of acquired-in-process research and development relating to the Softimage Acquisition, up to an aggregate amount of not more than $193,741,000"

      (b) the definition of "Consolidated Tangible Net Worth" is hereby amended by (i) deleting the period which appears at the end of the text of such definition and substituting in place thereof a semicolon; and (ii) inserting immediately after the end of the text of such definition the words "PROVIDED, HOWEVER, for purposes of calculating compliance with ss.8.2 and ss.8.4 hereof, any after-tax non cash writedowns taken in the fiscal quarter ended September 30, 1998 of acquired-in-process research and development relating to the Softimage Acquisition, up to an aggregate amount of not more than $149,374,000, which would otherwise be required to be deducted from Consolidated Tangible Net Worth shall not be deducted for purposes of ss.8.2 and ss.8.4 of this Credit Agreement."


      SS.2. AMENDMENT TO SS.6 OF THE CREDIT AGREEMENT. Section 6.12 of the Credit Agreement is hereby amended by deleting the text of ss.6.12 in its entirety and restating it as follows:

            6.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely for working capital and general corporate purposes, and will not use any proceeds of the Loans to purchase or otherwise acquire any of the Borrower's capital stock.

      SS.3. AMENDMENT  TO SS.7 OF  THE  CREDIT  AGREEMENT.  Section  7.4  of the
Credit Agreement is hereby amended by deleting the text of ss.7.4 in its entirety and restating it as follows:

            7.4. DISTRIBUTIONS. The Borrower will not make any Distributions; PROVIDED, HOWEVER, so long as no Event of Default has occurred and is continuing or would exist as a result thereof, the Borrower shall be permitted to make Distributions for the repurchase by the Borrower of its capital stock.

      SS.4. AMENDMENT TO SS.8 OF THE CREDIT AGREEMENT. Section 8.4 of the Credit Agreement is hereby amended by inserting immediately after the words "PLUS one hundred percent (100%) of the net proceeds of any new equity issued by the Borrower or any of its Subsidiaries" the words "LESS (d) the aggregate purchase price of all capital stock of the Borrower repurchased by the Borrower through the date of determination"

      SS.5.   CONDITIONS  TO  EFFECTIVENESS.  This  Ninth  Amendment  shall  not become effective until the Agent receives a counterpart of this Ninth Amendment executed by the Borrower, the Majority Banks and the Agent.

      SS.6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in ss.5 of the Credit Agreement, PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Ninth Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

      SS.7. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Ninth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

      SS.8.   NO WAIVER.  Nothing  contained  herein  shall  constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

      SS.9.   COUNTERPARTS.  This  Ninth  Amendment  may be  executed  in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

      SS.10. GOVERNING LAW. THIS NINTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).


      IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as a document under seal as of the date first above written.

                                    AVID TECHNOLOGY, INC.



                                    By: /s/ William L. Flaherty
                                       ------------------------
                                    Title: Senior Vice President of Finance,
                                           Chief Financial Officer, and
                                           Treasurer


                                    BANKBOSTON, N.A.,
                                       individually and as Agent



                                    By: /s/ John B. Desmond
                                        -----------------------
                                    Title: Vice President



                                    ABN AMRO BANK N.V.


                                    By: /s/ Bruce Swords
                                        -----------------------
                                    Title: Vice President